EXHIBIT 99.1
                                  ------------

                                MERGER AGREEMENT
                                ----------------

      THIS MERGER AGREEMENT (the "Agreement") is entered into this 3rd day of October 2003, by and among NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation ("NeoMedia"), SECURE SOURCE TECHNOLOGIES, INC., a Delaware corporation ("Secure Source"), and the individuals listed on Schedule A attached hereto (individually, a "Shareholder" and collectively, the "Shareholders").


                                    RECITALS:
                                    ---------

      A. The Shareholders own all of the outstanding capital stock of Secure Source. The authorized capital stock of Secure Source consists of 10,000 shares of common stock, par value $0.01 per share, 10,000 of which are issued and outstanding (the "Secure Source Common Stock").

      B. The Shareholders desire to transfer and exchange the Secure Source Common Stock for newly-issued shares of common stock, par value $0.01 per share, of NeoMedia (the "NeoMedia Common Stock"), on the terms and conditions set forth herein and NeoMedia desires to consummate such transfer and exchange pursuant to the terms and conditions set forth herein.

      C. Upon the terms and subject to the conditions set forth in this Agreement, Secure Source shall merge with and into NeoMedia (the "Merger"), with NeoMedia being the surviving entity.


                                   AGREEMENT:
                                   ----------

      NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. THE MERGER AND RELATED TRANSACTIONS.
        ------------------------------------

          1.1. MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and other applicable law, on the Closing Date (as defined below), Secure Source shall be merged with and into NeoMedia, which shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. As of the Closing, (as defined below), the separate existence of Secure Source shall cease. On the Closing Date and by virtue of the Merger and without any action on the part of the Shareholders, all of the then issued and outstanding shares of capital stock of Secure Source shall be automatically canceled and shall entitle the Shareholders to receive the Merger Consideration (as defined below) set forth in
Section 1.2 hereof.

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          1.2. MERGER CONSIDERATION AND PAYMENT.

               1.2.1. MERGER CONSIDERATION. In consideration of the Merger, NeoMedia shall issue newly-issued shares of NeoMedia Common Stock to the Shareholders (the "NeoMedia Shares," also hereinafter sometimes referred to as the "Merger Consideration") in the denominations set forth opposite each Shareholder's name on Schedule A attached hereto in exchange for all of the Secure Source Common Stock. The total number of shares of NeoMedia Common Stock to be issued to the Shareholders shall be equal to three million five hundred thousand (3,500,000) shares.

               1.2.2. MANNER OF PAYMENT. At Closing, three million five hundred thousand (3,500,000) shares of NeoMedia Common Stock shall be issued and delivered to the Shareholders.

          1.3. CLOSING. The parties to this Agreement shall file Articles of Merger (as defined below) pursuant to applicable law, cause the Merger to become effective and consummate the other transactions contemplated by this Agreement (the "Closing") no later than October 8 2003; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Sections 6, 7 and 8 hereof. The date of the Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to NeoMedia, or at such other place as may be mutually agreed upon by NeoMedia and the Shareholders. At the Closing, (i) the Shareholders shall deliver to NeoMedia the original stock certificates representing the Secure Source Common Stock, together with stock powers duly executed in blank; and (ii) NeoMedia shall deliver to the Shareholders stock certificates representing the NeoMedia Common Stock.

          1.4. PLAN OF MERGER; ARTICLES OF MERGER. The parties to this Agreement shall cause Secure Source and NeoMedia to enter into a plan of merger on the date hereof, a copy of which is attached hereto as Exhibit "B" (the "Plan of Merger"), and, at the Closing, to execute the Articles of Merger in the form attached hereof as Exhibit "C" (the "Articles of Merger"). The Articles Merger shall be filed with the Secretary of State of Delaware on the Closing Date in accordance with the DGCL.

          1.5. APPROVAL OF MERGER. By his, her or its execution of this Agreement, each Shareholder hereby ratifies, approves and adopts the Plan of Merger for all purposes under applicable law. On or before the execution of this Agreement, the respective Boards of Directors of NeoMedia and Secure Source shall have approved this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.

     2. ADDITIONAL AGREEMENTS.
        ----------------------

          2.1. ACCESS AND INSPECTION, ETC. Secure Source and the Shareholders have allowed and shall allow NeoMedia and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of Secure Source for the purpose of making such investigations as NeoMedia may reasonably request in connection with the transactions contemplated hereby, and shall cause Secure Source to furnish NeoMedia such information

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concerning its affairs as NeoMedia may reasonably request. Secure Source and the
Shareholders have caused and shall cause the personnel of Secure Source to assist NeoMedia in making such investigation and shall use their best efforts to cause the counsel, accountants, and other non-employee representatives of Secure
Source  to  be  reasonably   available  to  NeoMedia  for  such  purposes.   The
Shareholders shall cause Secure Source to comply with all obligations of Secure Source under this Agreement.

          2.2. CONFIDENTIAL TREATMENT OF INFORMATION. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Exhibits and Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to Section 10 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

          2.3. PUBLIC ANNOUNCEMENTS. After the date hereof and prior to the Closing, none of the parties hereto shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. Neither Secure Source nor the Shareholders shall make any such disclosure unless NeoMedia shall have received prior notice of the contemplated disclosure and has had adequate time and opportunity to comment on such disclosure, which shall be satisfactory in form and content to NeoMedia and its counsel.

          2.4. SECURITIES LAW COMPLIANCE. The issuance of the NeoMedia Shares to the Shareholders hereunder shall not be registered under the Securities Act of 1933, as amended (the "1933 Act"), by reason of the exemption provided by
Section 4(2) thereof, and such shares may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of NeoMedia's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the NeoMedia Shares to be issued to the Shareholders shall be legended to reflect the foregoing restriction.

          2.5. PIGGY-BACK REGISTRATION RIGHTS. Subject to the terms and conditions of this Agreement, NeoMedia shall notify the holder of Registrable Securities (as defined below) in writing at least ten (10) days prior to the filing of any registration statement under the 1933 Act for purposes of a public offering of securities of NeoMedia (including, but not limited to, registration statements relating to secondary offerings of securities of NeoMedia, but excluding any registration statement relating to any employee benefit plan) and will afford each such holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such holder. Each holder of Registrable Securities desiring to include in any such registration statement, all of part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from NeoMedia, so notify NeoMedia in writing. Such notice shall state the intended method of disposition of the Registrable Securities held by such holder. If a holder decides not to include all of its Registrable Securities in the registration statement thereafter filed by NeoMedia, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by NeoMedia with respect to offerings of

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its securities, all upon the terms and conditions set forth herein. "Registrable
Securities" means the NeoMedia Shares issuable to the Shareholders pursuant to this Agreement.

          2.6. LOCK-UP PERIOD. Each Shareholder hereby acknowledges and agrees that for a period commencing on the date hereof and expiring one (1) year from the Closing Date (the "Lock-up Period"), he, she or it shall not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of in excess of an aggregate five hundred thousand (500,000) shares of the NeoMedia Shares during the first month such shares are eligible for resale pursuant to an effective registration statement filed by NeoMedia on behalf of the Shareholders nor in excess of an aggregate six hundred thousand (600,000) shares of the NeoMedia Shares in any one (1) month period following the first month after such shares are eligible for resale pursuant to such registration statement.

          2.7. BEST EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

          2.8. FURTHER ASSURANCES. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of Secure Source Common Stock and to consummate the transactions contemplated by this Agreement.

          2.9. CONSULTING AGREEMENT. Subject to the terms and conditions provided in this Agreement, NeoMedia and shareholders shall use their best efforts in good faith to negotiate, as soon as reasonably practicable following the successful consummation of the Merger, a consulting agreement with respect to consulting services to be provided by such individuals to NeoMedia.

          2.10. NONCOMPETITION.

               2.10.1. COMPETITIVE BUSINESS. From and after the Closing Date and for a period of one (1) year thereafter (the "Restricted Period"), no Shareholder shall directly or indirectly compete with the Surviving Corporation by owning, managing, controlling or participating in the ownership, management or control of or be employed by or engaged in any Competitive Business (as defined herein) in any location in the United States in which the Surviving Corporation are doing business. As used herein, a "Competitive Business" is any other corporation, partnership, proprietorship, firm or other business entity which is engaged in a "core business of the Surviving Corporation." A "core business of the Surviving Corporation" is providing technology, systems and solutions that link physical objects to the Internet.

               2.10.2. NON-INTERFERENCE. From and after the date hereof, no Shareholder shall induce or solicit any employee of NeoMedia or any person doing business with NeoMedia or to terminate his or her employment or business relationship with NeoMedia or otherwise interfere with any such relationship.

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               2.10.3.  CONFIDENTIALITY.  The Shareholders agree and acknowledge that, by reason of the nature of the Shareholders' ownership interest in Secure Source, each Shareholder will have or may have access to and become informed of confidential and secret information which is a competitive asset of the
Surviving   Corporation   ("Confidential   Information"),   including,   without
limitation, technology, any lists of customers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Surviving Corporation and any of the foregoing which belong to any person or company but to which the Shareholders have had access by reason of their relationship with the Surviving Corporation. The Shareholders agree faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use any such
Confidential  Information.   The  Shareholders  acknowledge  that  all  manuals,
instruction books, price lists, information and records and other information and aids relating to the Surviving Corporation's business, and any and all other documents containing Confidential Information furnished to the Shareholders by
the   Surviving   Corporation   or  otherwise   acquired  or  developed  by  the
Shareholders, shall at all times be the property of the Surviving Corporation. Upon the termination of this Agreement, each Shareholder shall return to the Surviving Corporation any such property or documents which are in their
possession,   custody  or  control,   but  the   Shareholders'   obligation   of
confidentiality shall survive such termination and unless any such Confidential Information shall have become, through no fault of the Shareholder, generally known to the trade. The obligations of the Shareholder under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Shareholder may have to the Surviving Corporation under general legal or equitable principles. Notwithstanding the above, however, the Surviving Corporation acknowledges that each Shareholder may have extensive experience in the general industry in which the Surviving Corporation operates, and these restrictions are not intended to prevent a Shareholder from using his knowledge of the industry. These restrictions only apply to confidential information which is owned by the Surviving Corporation, or was learned by a Shareholder as a shareholder of the Surviving Corporation.

               2.10.4. REMEDIES. It is expressly agreed by the Shareholders and NeoMedia that the provisions in this Section 2 are reasonable for purposes of preserving for NeoMedia its business, goodwill and Confidential Information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach of these provisions by any Shareholder, the parties recognize and acknowledge that a remedy at law will be inadequate and NeoMedia may suffer irreparable injury. The Shareholders consent to injunctive and other appropriate equitable relief without the posting of a bond upon the institution of proceedings therefor by NeoMedia in order to protect NeoMedia's rights. Such relief shall be in addition to any other relief to which NeoMedia may be entitled at law, in equity, or under any other agreement between each Shareholder and NeoMedia. The provisions of this Section 2.10 (including the subsections) shall survive the termination of this Agreement.

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          2.11. CERTAIN TAX MATTERS.

                    (a) SECTION 338(H)(10) ELECTION. Secure Source and the Shareholders will join with NeoMedia in making an election under Code ss.338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code") (and any corresponding election under state, local, and foreign tax law) with respect to the Merger (a "Section 338(h)(10) Election").

                    (b) ALLOCATION OF MERGER CONSIDERATION. NeoMedia and the Shareholders agree that the Merger Consideration and the liabilities of Secure Source (plus other relevant items) will be allocated to the assets of Secure Source for all purposes (including tax and financial accounting) in a manner consistent with the fair market values set forth on Schedule 2.11 hereto.
NeoMedia, Secure Source and the Shareholders shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such values.)

                    (c) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. NeoMedia shall prepare or cause to be prepared and filed or cause to be filed all tax returns for Secure Source for all periods ending on or prior to the Closing Date which are filed after the Closing Date. To the extent permitted by applicable law, the Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their tax returns in a manner consistent with the Schedule K-1s furnished by Secure Source to the Shareholders for such periods. The Shareholders shall reimburse NeoMedia for any taxes of Secure Source with respect to such period within fifteen (15) days after payment by NeoMedia or Secure Source.

                    (d) COOPERATION ON TAX MATTERS.

                         (i) NeoMedia,  Secure Source and the Shareholders shall
cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 2.11 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Secure Source and the Shareholders agree (A) to retain all books and records with respect to tax matters pertinent to Secure Source relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by NeoMedia or any Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Secure Source or any Shareholder, as the case may be, shall allow the other party to take possession of such books and records.

                         (ii) NeoMedia and the Shareholders  further agree, upon
request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

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          2.12.  RELEASE  OF CLAIMS  BY EACH  SHAREHOLDER.  Effective  as of the
Closing Date, and except for any obligations arising out of this Agreement, each Shareholder, and his successors, predecessors, assigns, agents, advisors, legal representatives, partners and all persons acting by, through or under him, hereby release Secure Source and each of its successors, predecessors, assigns,
agents,  advisors,  officers,   directors,   employees,  legal  representatives,
partners and all persons acting by, through or under each of them,  from any and
all  claims,   obligations,   causes  of  action,   actions,  suits,  contracts,
controversies, agreements, promises, damages, demands, costs, attorneys' fees and liabilities of any nature whatsoever from the beginning of time up to and including the Closing Date, in law or at equity, whether known now or on the Closing Date, anticipated or unanticipated, suspected or claimed, fixed or contingent, liquidated or unliquidated, arising out of, in connection with or relating to any matter, cause or thing whatsoever.

          2.13. NO-SHOP. From the date hereof until the termination of this Agreement, neither Secure Source nor any Shareholder shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons (including any of their employees or officers) relating to an Acquisition Proposal. As used herein, "Acquisition Proposal" means any proposal or offer involving a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or other similar transaction or business combination involving Secure Source. Each of Secure Source and each Shareholder shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, exiting on the date hereof.

     3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SHAREHOLDERS.
        -------------------------------------------------------------

     To induce NeoMedia to enter into this Agreement and to consummate the transactions contemplated hereby, Secure Source and the Shareholders jointly and severally represent and warrant to and covenant with NeoMedia as follows:

          3.1. ORGANIZATION; COMPLIANCE. Secure Source is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Secure Source is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on Secure Source. Schedule 3.1 lists all locations where Secure Source has an office or place of business and the nature of the ownership interest in such property (fee, lease, or other).

          3.2. CAPITALIZATION AND RELATED MATTERS.

                    (a) Secure Source has an authorized capital consisting of 10,000 shares of common stock, $0.01 par value per share, 10,000 of which are issued and outstanding at the date hereof. All shares of Secure Source Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Company

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Common  Stock  (i) were  issued in  violation  of the  preemptive  rights of any shareholder, or (ii) are held as treasury stock.

                    (b) Except as set forth in Schedule 3.2(b), there are not outstanding any securities convertible into capital stock of Secure Source nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. Secure Source: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

                    (c) The Shareholders are, and will be at Closing, the record and beneficial owner of Ten Thousand (10,000) shares of Company Common Stock, free and clear of all claims, liens, options, agreements, restrictions, and encumbrances whatsoever and no Shareholder is a not party to any agreement, understanding or arrangement, direct or indirect, relating to Secure Source Common Stock, including, without limitation, agreements, understandings or arrangements regarding voting or sale of such stock.

          3.3. SUBSIDIARIES. Secure Source owns (a) no shares of capital stock of any other corporation, including any joint stock company, and (b) no other proprietary interest in any company, partnership, trust or other entity, including any limited liability company.

          3.4. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                    (a) This Agreement is a valid and binding agreement of Secure Source and the Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies. Secure Source and the Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents to be delivered by them in connection with the Closing and to perform their obligations under this Agreement.

                    (b) Except as set forth in Schedule 3.4, the execution and delivery of this Agreement by Secure Source and the Shareholders does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Secure Source, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which Secure Source or any Shareholder is a party, pursuant to which Secure Source or any Shareholder otherwise receives benefits, or to which any of the properties of Secure Source or any Shareholder is subject, or violate any judgment, order, decree, statute or regulation applicable to Secure Source or any Shareholder or by which any of them may be subject.

          3.5. CORPORATE RECORDS. The statutory records, including the stock register and minute books of Secure Source, fully reflect all issuances, transfers and redemptions of its capital stock, currently show and will correctly show the total number of shares of its capital stock issued and

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outstanding  on the date  hereof and on the Closing  Date,  the charter or other organizational documents and all amendments thereto, the bylaws as amended and currently in force. To the knowledge of the Shareholders, the books of account, minute books, stock record, books, and other records of Secure Source, all of which have been made available to NeoMedia, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Secure Source contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors, and committees of the Boards of Directors of Secure Source, and no meeting of any such Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Secure Source.

          3.6. FINANCIAL STATEMENTS.

                    (a) Secure Source and the Shareholders have delivered to NeoMedia the unaudited balance sheet of Secure Source as of July 31, 2003, (the "Balance Sheet") and the related statements of income, shareholders' equity and cash flows of Secure Source for the period ended July 31, 2003. All the foregoing financial statements, and any financial statements delivered pursuant to Section 3.6(c) below, are referred to herein collectively as the "Company Financial Statements."

                    (b) Secure Source Financial Statements have been and will be prepared in accordance with GAAP throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet), applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of Secure Source as at the dates thereof and the results of the operations of Secure Source for the periods then ended, and are true and complete and are consistent with the books and records of Secure Source.

                    (c) Until  Closing,  Secure  Source will furnish to NeoMedia unaudited interim financial statements of Secure Source for each month subsequent to July 31, 2003 as soon as practicable but in any event within thirty (30) days after the close of any such month.

          3.7. LIABILITIES. Secure Source has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since incorporating in July 31, 2003, none of which have had or will have a material adverse effect on the financial condition of Secure Source.

          3.8. ABSENCE OF CHANGES. Except as described in Schedule 3.8, from July 31, 2003 to the date of this Agreement:

                    (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of Secure Source or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of Secure Source;

                    (b) there has not been any: (i) change in Secure Source's authorized or issued capital stock, retirement, or other acquisition by Secure Source of any shares of any such capital stock; (ii) a declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, except as set forth on Schedule 3.28; (iii) amendment to the Articles of Incorporation or Bylaws of Secure Source; (iv) increase by Secure Source of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar agreement with any director, officer, or employee; (v) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Secure Source; (vi) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of Secure Source or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Secure Source; (vii) cancellation or waiver of any claims or rights with a value to Secure Source in excess of $10,000; (viii) material change in the accounting methods used by Secure Source; or (ix) agreement, whether oral or written, by Secure Source to do any of the foregoing; and

                    (c) Secure Source has complied with the covenants and restrictions set forth in Section 5 to the same extent as if this Agreement had been executed on, and had been in effect since, July 31, 2003.

          3.9. TITLE TO PROPERTIES. Secure Source has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all encumbrances, liens or charges of any kind or character except: (a) those securing liabilities of Secure Source incurred in the ordinary course (with respect to which no default exists); (b) liens of 2003 real estate and personal property taxes; and (c) imperfections of title and encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of Secure Source; and (iii) do not have a material adverse effect on the business, properties or assets of Secure Source.

          3.10. COMPLIANCE WITH LAW. The business and activities of Secure Source has at all times been conducted in accordance with its Articles of Incorporation and Bylaws and any applicable law, regulation, ordinance, order, License (as defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on Secure Source.

          3.11. TAXES. Secure Source has duly filed all federal, state, and material local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by Secure Source have been paid to the extent that such taxes have become due. Secure Source has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by Secure Source for the extension of time for the assessment of any taxes. There are not now any examinations of the income tax returns of Secure Source pending, or any proposed deficiencies or assessments against Secure Source of additional taxes of any kind.

          3.12. REAL PROPERTIES. Secure Source does not have any interest in any real property, except for the Leases (as defined below).

          3.13. LEASES OF REAL PROPERTY. All leases pursuant to which Secure Source is a lessee of any real property (the "Leases") are listed in Schedule
3.13 and are valid and enforceable in accordance with their terms. There is not under any of such Leases any material default or any claimed material default by Secure Source or any event of default or event which with notice or lapse of time, or both, would constitute a material default by Secure Source and in respect to which Secure Source has not taken adequate steps to prevent a default on its part from occurring. The copies of the Leases heretofore furnished to NeoMedia are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. Secure Source is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

          3.14. CONTINGENCIES. Except as disclosed on Schedule 3.14, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Shareholders threatened against, by or affecting, Secure Source in any court or before any arbitrator or governmental agency that may have a material adverse effect on Secure Source or which could materially and adversely affect the right or ability of any Shareholder to consummate the transactions contemplated hereby. To the knowledge of the Shareholders, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against Secure Source. There are no unsatisfied judgments against Secure Source and no consent decrees or similar agreements to which Secure Source is subject and which could have a material adverse effect on Secure Source.

          3.15. INTELLECTUAL PROPERTY RIGHTS. To its knowledge, Secure Source has: (a) the right to use the name Secure Source Technologies, Inc. and the use of such name does not conflict with or infringe upon the rights of any other person. Secure Source is not, and will not be, subject to any liability, direct or indirect, for infringement damages, royalties, or otherwise, by reason of (a) the use of the name "Secure Source Technologies, Inc." in or outside the United States or (b) the business operations of Secure Source, at any time prior to the Closing Date. Secure Source has not registered the name "Secure Source Technologies" for trademark or use rights with any state or federal agency for exclusive use. The state of Delaware granted incorporation under the name Secure Source Technologies, Inc.

          3.16. MATERIAL CONTRACTS. Schedule 3.16 contains a complete list of all contracts of Secure Source, which involve consideration in excess of the equivalent of $10,000 or have a term of one year or more (the "Material Contracts"). Secure Source has delivered to NeoMedia a true, correct and complete copy of each of the written contracts, and a summary of each oral contract, listed on Schedule 3.16. Except as disclosed in Schedule 3.16: (a) Secure Source has performed all material obligations to be performed by it under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by Secure Source or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by Secure Source or any Shareholder to exist.

          3.17. INSURANCE. Schedule 3.17 contains a complete list of all policies of insurance presently maintained by Secure Source all of which are, and will be maintained through the Closing Date, in full force and effect; and all premiums due thereon have been paid and Secure Source has not received any notice of cancellation with respect thereto. Secure Source has heretofore delivered to NeoMedia or its representatives a true, correct and complete copy of each such insurance policy.

          3.18. EMPLOYMENT AND LABOR MATTERS. Schedule 3.18 sets forth the name, position, employment date, and 2002 compensation (base and bonus) of each employee of Secure Source who earned $25,000 or more in 2002 or is anticipated to earn $25,000 or more in 2003. Secure Source is not a party to any collective bargaining agreement (whether industry wide or on a company level) or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of Secure Source at any time in the past five (5) years. Except as disclosed in Schedule 3.18, Secure Source is not a party to or bound by any employment contract, consulting agreement, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Secure Source is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Secure Source, nor does Secure Source have a present intention to terminate the employment of any of the foregoing.

          3.19. EMPLOYEE BENEFIT MATTERS.

                    (a) Except as disclosed in Schedule 3.19, Secure Source does not provide, nor is it obligated to provide, directly or indirectly, any benefits for employees other than salaries, sales commissions and bonuses, including, but not limited to, any pension, profit sharing, stock option, retirement, bonus, hospitalization, insurance, severance, vacation or other employee benefits (including any housing or social fund contributions) under any practice, agreement or understanding.

                    (b) Each employee benefit plan maintained by or on behalf of Secure Source or any other party (including any terminated pension plans) which covers or covered any employees or former employees of Secure Source (collectively, the "Employee Benefit Plan") is listed in Schedule 3.19. Secure Source has delivered to NeoMedia true and complete copies of all such plans and any related documents. With respect to each such plan: (i) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of the Shareholders, threatened or anticipated involving such plan; (ii) there are no outstanding requests for information by participants or beneficiaries of such plan; and (iii) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

                    (c) Secure Source has timely made payment in full of all contributions to all of the Employee Benefit Plans which Secure Source was obligated to make prior to the date hereof; and there are no contributions declared or payable by Secure Source to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

          3.20. Possession of Franchises, Licenses, Etc. Secure Source: (a) possess all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

          3.21. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 3.21: (i) Secure Source is not in violation, in any material respect, of any Environmental Law (as defined below); (ii) Secure Source has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) Secure Source is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of Secure Source (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by Secure Source. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

          3.22. INVENTORIES. At Closing, Secure Source and the Shareholders will deliver to NeoMedia a complete and accurate list, as of a date not more than five (5) business days prior to the Closing Date, of the products, materials and supplies and spare parts (the "Inventory") then owned by Secure Source. Except as otherwise provided on Schedule 3.22, the Inventory, as of the Closing Date:
(a) will represent items of a quality and quantity usable and saleable in the ordinary course of business at the book value reflected as of the Closing Date,
(b) will be free from defects, (c) will not be obsolete, (d) will conform in all material respects to customary trade standards for such inventory in Secure Source's current markets and (e) will be sold, subject to any applicable reserves for inventory obsolescence shown on Secure Source's books and records (which reserves are adequate and calculated consistent with past practice), within two hundred forty (240) days of the Closing Date for an amount at least equal to its book value. There are no express or implied warranty obligations of Secure Source which, singularly or in the aggregate, will have a material adverse effect on the business, properties or financial condition of Secure Source. As of closing, Secure Source has no inventory items.

          3.23. ACCOUNTS RECEIVABLE. On the Closing Date, Secure Source and the Shareholders will deliver to NeoMedia a complete and accurate list, as of a date not more than five (5) business days prior to the Closing Date, of the accounts and notes receivable due to Secure Source (including, without limitation, receivables from advances to employees and the Shareholders), which includes an aging of all accounts and notes receivable showing amounts due in thirty (30) day aging categories (collectively, the "Accounts Receivables"). As of the Closing Date, the Accounts Receivables: (a) will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business; (b) will be current and collectible net of any applicable reserves shown on Secure Source's books and records (which reserves are adequate and calculated consistently with past practice); (c) subject to such reserves, will be collected in full, without any set-off, within one hundred fifty (150) days after the Closing Date; and (d) are not and will not be subject to any contest, claim, defense or right of set-off, other than rebates and returns in the ordinary course of business. As of closing, Secure Source has no accounts receivable.

          3.24. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on Schedule 3.24, and except as disclosed in Secure Source Financial Statements, Secure Source is not a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) any Shareholder, (b) any person related by blood, adoption or marriage to any Shareholder, (c) any director or officer of Secure Source, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and, collectively, as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in Schedule 3.24, and except as disclosed in Secure Source Financial Statements no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the business of Secure Source.

          3.25. BUSINESS PRACTICES. Except as disclosed on Schedule 3.25, Secure Source has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. Secure Source's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of Secure Source's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, Secure Source has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing;" or (b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods or the sale of rebuilt goods as original manufactured equipment.

          3.26. CONDITION AND SUFFICIENCY OF ASSETS. The buildings and equipment leased or owned by Secure Source are generally in good operating condition and repair, and are adequate for the uses to which they are being put. The buildings and equipment of Secure Source are sufficient for the continued conduct of

Secure Source's business after the Closing in substantially the same manner as conducted prior to the Closing.

          3.27. ACCOUNTING SYSTEM. Secure Source's accounting software is owned or licensed by Secure Source, free and clear of all claims, liens and encumbrances, and the transactions contemplated hereby will not result in a breach of any license or other agreement with respect to the accounting software. Secure Source's accounting software is in good working order and condition, free from defects (latent and patent), has been maintained in accordance with the manufacturer's recommended maintenance program, if any, and is suitable for maintaining the books and records of Secure Source and all other purposes for which it is intended.

          3.28. DIVIDENDS AND OTHER DISTRIBUTIONS. Schedule 3.28 sets forth the dates and amounts of all dividends and other distributions declared, paid or payable by Secure Source to the Shareholders between January 1, 2001 and the date hereof, which Schedule 3.28 shall be updated as of the Closing Date to set forth all dividends and other distributions through the Closing Date.

          3.29. LITIGATION. There is no suit, action or proceeding pending, and no person has overtly-threatened in a writing delivered to Secure Source or the Shareholders to commence any suit, action or proceeding, against or affecting Secure Source that would, individually or in the aggregate, have a material adverse effect on Secure Source, nor is there any judgment, decree, injunction, or order of any governmental entity or arbitrator outstanding against, or, to the knowledge of Secure Source, pending investigation by any governmental entity involving, Secure Source or any Shareholders that individually or in the aggregate would have a material adverse effect on Secure Source.

          3.30. FULL DISCLOSURE. No representation or warranty of the Shareholders contained in this Agreement, and none of the statements or information concerning Secure Source contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF NEOMEDIA.

     To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, NeoMedia represents and warrants to and covenants with the Shareholders as follows:

          4.1. ORGANIZATION. NeoMedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NeoMedia is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and NeoMedia is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on NeoMedia.

          4.2. CAPITALIZATION AND RELATED MATTERS.

                    (a) NeoMedia has authorized capital stock consisting of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 205,581,109 (unaudited) shares were issued and outstanding as of the date hereof, and 24,547,511 shares of preferred stock, par value $0.01 per share, none of which are issued. The NeoMedia Shares will be, when issued, duly and validly authorized and fully paid and non-assessable, and will be issued to the Shareholder free of all encumbrances, claims and liens whatsoever.

                    (b) Except as set forth in Schedule 4.2, and except for employee stock options to purchase shares of the NeoMedia's Common Stock, NeoMedia does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

          4.3. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                    (a) Subject to NeoMedia's Board of Directors approval contemplated by Section 7.6 hereof and the approval of the shareholders of NeoMedia at a special meeting of shareholders to be held on September 24, 2003 with respect to an increase in the authorized NeoMedia Common Stock, the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by NeoMedia and this Agreement is a valid and binding agreement of NeoMedia, enforceable against NeoMedia in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                    (b) The execution and delivery of this Agreement by NeoMedia does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of NeoMedia, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which NeoMedia or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

          4.4. FINANCIAL STATEMENTS. NeoMedia has delivered or will deliver to Secure Source the consolidated audited balance sheets of NeoMedia as of December 31, 2002, the consolidated unaudited balance sheet as of June 30, 2003, the consolidated audited statement of income for the two fiscal years ended December 31, 2002, and the unaudited statement of income for the six (6) months ended June 30, 2003 (collectively, the "NeoMedia Financial Statements"). The NeoMedia Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect in all material respects the consolidated financial condition of NeoMedia and its subsidiaries as at the dates thereof and the consolidated results of NeoMedia's operations for the periods then ended. Since June 30, 2003, there has been no material adverse change in the assets or liabilities, in the business or condition, financial or otherwise, of NeoMedia, or in its results of operations.

          4.5. LIABILITIES. Neither NeoMedia nor any of its subsidiaries has any material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except (a) those reflected on the NeoMedia Financial Statements, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since June 30, 2003, none of which have had or will have a material adverse affect on the financial condition of NeoMedia and its subsidiaries taken as a whole.

          4.6. CONTINGENCIES. There are no actions, suits, claims or proceedings pending or, to the knowledge of NeoMedia's management, threatened against, by or affecting NeoMedia or any of its subsidiaries in any court or before any arbitrator or governmental agency which could have a material adverse effect on NeoMedia or its subsidiaries or which could materially and adversely affect the right or ability of NeoMedia to consummate the transactions contemplated hereby. To the knowledge of NeoMedia, there is no valid basis upon which any such action, suit, claim or proceeding may be commenced or asserted against NeoMedia or its subsidiaries. There are no unsatisfied judgments against NeoMedia and no consent decrees or similar agreements to which NeoMedia or its subsidiaries is subject and which could have a material adverse effect on NeoMedia or its subsidiaries or which could materially and adversely affect the right or ability of NeoMedia to consummate the transactions contemplated hereby.

          4.7. FULL DISCLOSURE. No representation or warranty of NeoMedia contained in this Agreement, and none of the statements or information concerning NeoMedia contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5. CONDUCT OF BUSINESS OF SECURE SOURCE PENDING CLOSING.

     Secure Source and the Shareholders covenant and agree that between the date hereof and the Closing Date:

          5.1. BUSINESS IN THE ORDINARY COURSE. Except as set forth in Schedule 5.1, the business of Secure Source shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Schedule 5.1 or as otherwise approved in writing by NeoMedia:

                    (a) Secure Source shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of Secure Source;

                    (b) except for sales of personal property in the ordinary course of its business, Secure Source shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of Secure Source or any interest therein;

                    (c) Secure Source shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable Secure Source to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

                    (d) Secure Source shall maintain in full force and effect all insurance policies referred to in Section 3.17 hereof or other insurance equivalent thereto;

                    (e) the books, records and accounts of Secure Source shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

                    (f) Secure Source shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with Secure Source, and to retain the services of key employees and agents of Secure Source after the Closing Date on terms acceptable to NeoMedia;

                    (g) except as they may terminate in accordance with the terms of this Agreement, Secure Source shall keep in full force and effect, and not cause a default of any of its obligations under, each of its contracts and commitments;

                    (h) Secure Source shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                    (i) Secure Source shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

                    (j) Secure Source shall not make or commit to make any capital expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate;

                    (k) other than as contemplated in this Agreement, Secure Source shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholder or any Related Party; and

                    (l) neither Secure Source nor the Shareholders shall take or omit to take any action which would render any of the Shareholders' representations or warranties untrue or misleading, or which would be a breach of any of the Shareholders' covenants.

          5.2. NO MATERIAL CHANGES. Secure Source shall not, without the prior written consent of NeoMedia which consent shall not be unreasonably withheld, materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

                    (a) no change shall be made in the Articles of Incorporation or Bylaws of Secure Source;

                    (b) no change shall be made in the authorized or issued capital stock of Secure Source;

                    (c) Secure Source shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

                    (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of Secure Source; and

                    (e)  no  change   shall  be  made   affecting   the  banking
arrangements of Secure Source.

          5.3. COMPENSATION. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent of Secure Source, and no bonus or profit-sharing payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

          5.4. NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Shareholders will promptly notify NeoMedia of any event of which the Shareholders obtain knowledge which could have a material adverse effect on the business, assets, financial condition or prospects of Secure Source. The Shareholders shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Shareholders and/or Secure Source, NeoMedia shall have the right to then exercise its available rights and remedies hereunder.

     6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

     The obligation of the Shareholders and NeoMedia to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of NeoMedia Company and the Shareholders:

          6.1. ABSENCE OF ACTIONS. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving NeoMedia, any of its subsidiaries, the Shareholders or Secure Source when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Shareholders, Secure Source or NeoMedia or its subsidiaries.

          6.2. CONSENTS. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof, including, without limitation, the consents listed on
Schedule 6.2.

     7.  CONDITIONS TO OBLIGATIONS OF NEOMEDIA.

     All obligations of NeoMedia to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by NeoMedia:

          7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Shareholders in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

          7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Shareholders and Secure Source shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by him and/or by Secure Source prior to or on the Closing Date.

          7.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of Secure Source shall have occurred, no substantial part of the assets of Secure Source not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of Secure Source.

          7.4. CERTIFICATE OF THE SHAREHOLDERS. The Shareholders shall have executed and delivered, or caused to be executed and delivered, to NeoMedia one or more certificates, dated the Closing Date, certifying in such detail as NeoMedia may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above.

          7.5. BOARD APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the unanimous approval of the NeoMedia's Board of Directors.

          7.6. SATISFACTORY RESULTS OF INSPECTION. The results of the inspection referred to in Section 2.1 hereof shall be satisfactory to the NeoMedia in its sole discretion.

          7.7. CONVERSION OF SECURITIES. The Shareholders and Secure Source shall have converted all securities convertible into shares of common stock of Secure Source, including, but not limited to, debt, preferred stock, warrants or options, prior to the Closing and shall provide NeoMedia with documentation, as requested by NeoMedia, evidencing such conversions.

          7.8. TERMINATION OF MANAGEMENT AGREEMENTS. The Shareholders and Secure Source shall have terminated any and all management agreements in effect and shall provide NeoMedia with documentation, as requested by NeoMedia, evidencing such terminations.

     8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.

     All of the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders:

          8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of NeoMedia in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

          8.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. NeoMedia shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by NeoMedia prior to or on the Closing Date.

          8.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of NeoMedia and its subsidiaries, taken as a whole, shall have occurred, no substantial part of the assets of NeoMedia and its subsidiaries, taken as a whole, shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had, or will have a material adverse effect on the business, assets, financial condition or prospects of NeoMedia and its subsidiaries, taken as a whole.

          8.4. CERTIFICATE OF NEOMEDIA. NeoMedia shall have delivered to the Shareholders a certificate, executed by an executive officer and dated the Closing Date, certifying to the fulfillment and satisfaction of the conditions specified in Sections 8.1 through 8.3 above.

     9. INDEMNITY.

          9.1. INDEMNIFICATION BY SHAREHOLDERS. Subject to Section 9.5, the Shareholders (hereinafter, collectively, called the "Shareholder Indemnitors") shall jointly and severally defend, indemnify and hold harmless NeoMedia and its direct and indirect NeoMedia corporations, subsidiaries (including Secure Source after Closing) and affiliates, their officers, directors, employees, attorneys and agents (hereinafter, collectively, called "NeoMedia Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "NeoMedia Losses"), suffered or incurred by any NeoMedia Indemnitee by reason of, or arising out of:

                    (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the Shareholders contained in this Agreement or in any certificate, schedule, instrument or document delivered to NeoMedia by or on behalf of the Shareholders or Secure Source pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                    (b) any liabilities of Secure Source of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the Balance Sheet; or (ii) arising or occurring between July 31, 2003 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on Secure Source.

          9.2. INDEMNIFICATION BY NEOMEDIA. Subject to Section 9.5, NeoMedia (hereinafter called the "NeoMedia Indemnitor") shall defend, indemnify and hold harmless the Shareholders (hereinafter called "Shareholder Indemnitees") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Shareholder Losses"), suffered or incurred by Shareholder Indemnitees by reason of or arising out of:

                    (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of NeoMedia contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Shareholders by or on behalf of NeoMedia pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                    (b) any liabilities of Secure Source of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from NeoMedia's ownership or operation of Secure Source after Closing, but only so long as such liability is not the result of an act or omission of Secure Source or any Shareholder occurring prior to the Closing. NeoMedia Losses and Shareholder Losses are sometimes collectively referred to as "Indemnifiable Losses."

          9.3. DEFENSE OF CLAIMS.

                    (a) Each party seeking indemnification hereunder (an "Indemnitee"): (i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

                    (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen
(15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

                    (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

          9.4. WAIVER. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

          9.5. LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement:

               9.5.1. TIME LIMITATION. No party shall be responsible hereunder for any Indemnifiable Loss unless the Indemnitee shall have provided such party with written notice containing a reasonable description of the claim, action or circumstances giving rise to such Indemnifiable Loss within three (3) years after the Closing Date (the "Indemnity Notice Period"); provided, however, that:

               (a) with respect to any Indemnifiable Loss resulting or arising from any breach of a representation or warranty of the Shareholders relating to taxes, or any tax liability of Secure Source arising or relating to periods prior to the Closing Date, the Indemnity Notice Period shall extend for the full duration of the statute of limitations; and

               (b) there shall be no limit on the Indemnity Notice Period for indemnity claims: (i) against the Shareholders for Indemnifiable Losses arising or resulting from a breach of a representation or warranty relating to Environmental Laws, or any liability which relates to the handling or disposal of Wastes or the failure to comply with any Environmental Law; (ii) against the Shareholders for Indemnifiable Losses arising or resulting from foreign, federal, state and/or local taxes; (iii) against the Shareholders for Indemnifiable Losses arising or resulting from any employee benefit-type claims of Secure Source; and (iv) against any party based on fraud or intentional breach or misrepresentation.

               9.5.2.  BASKET.  No party shall have any liability  hereunder for
Indemnifiable Losses after the Closing, with respect to a breach of the representations and warranties contained herein, until the aggregate of all Indemnifiable Losses for which the Shareholders or NeoMedia, as applicable, are responsible under this Agreement exceeds Twenty Five Thousand Dollars ($25,000) (the "Basket"); provided that once such Basket is exceeded for the Shareholders or NeoMedia, as applicable, the responsible party or parties shall be responsible for all Indemnifiable Losses, from the first dollar as if such Basket never existed; and further provided that this Section 9.5.2 shall not limit in any respect indemnity claims: (a) based upon fraud or intentional breach or intentional misrepresentation; (b) arising from a breach by the NeoMedia Indemnitor of any covenant contained in this Agreement; (c) arising from a breach by the Shareholders of any representation or warranty contained in
Section 3.2 hereof; or (d) related to any tax or tax liability of Secure Source for periods prior to the Closing Date.

     10. TERMINATION.

          10.1. TERMINATION. This Agreement may be terminated at any time on or prior to the Closing:

               (a) By mutual consent of NeoMedia and the Shareholders; or

               (b) At the election of NeoMedia if: (i) the Shareholders have breached or failed to perform or comply with any of their representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by October 15, 2003; or

     (c) At the election of the Shareholders if: (i) NeoMedia has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by October 15, 2003.

          10.2. MANNER AND EFFECT OF TERMINATION. Written notice of any termination ("Termination Notice") pursuant to this Section 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 2.2 and 2.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

     11.  MISCELLANEOUS.

          11.1. NOTICES.

     (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of four (4) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

       (i)   If to NeoMedia:               NeoMedia Technologies, Inc.
                                           2201 Second Street, Suite 402
                                           Fort Myers, Florida  33901
                                           Attn: Charles T. Jensen

             with a copy to:               Kirkpatrick & Lockhart LLP
                                           201 South Biscayne Boulevard
                                           Suite 2000, Miami Center
                                           Miami, Florida 33131
                                           Attn: Clayton E. Parker, Esq.

       (ii)  If to a  Shareholder:         The name and address as listed on the
                                           Schedule A attached hereto.

       (iii) with a copy  to:              Stephen D. Raber, Esq.
                                           Williams & Connolly LLP
                                           725 Twelfth Street NW
                                           Washington, DC  20005

     (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

          11.2. SURVIVAL. Except as provided in the next sentence, the representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing, subject to the limitations of Section 9.5. The representations, warranties and agreements of Secure Source contained in this Agreement shall not survive the Closing.

          11.3. COUNTERPARTS; INTERPRETATION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          11.4. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or federal courts in Lee County, Florida, U.S.A. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Lee County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Lee County, Florida.

          11.5. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no Shareholder may assign this Agreement or any rights hereunder, in whole or in part.

          11.6. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          11.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          11.8. HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

          11.9. EXPENSES. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by NeoMedia or the Shareholder as each party incurs such expenses, and none of such expenses shall be charged to or paid by Secure Source.

          11.10. FINDER'S FEES. NeoMedia represents to the Shareholders that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the NeoMedia to be paid for or on account of the transactions contemplated hereby. The Shareholders represent to NeoMedia that no broker, agent, finder or other party has been retained by Shareholders or Secure Source in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholders or Secure Source to be paid for or on account of the transactions contemplated hereby.

          11.11. GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

          11.12. ACCEPTANCE BY FAX. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

          11.13. ATTORNEYS' FEES. In the event of any litigation arising under the terms of this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties.

          11.14. OPPORTUNITY TO HIRE COUNSEL; ROLE OF KIRKPATRICK & LOCKHART LLP. The Shareholders acknowledges that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. The Shareholders further acknowledges that the law firm of Kirkpatrick & Lockhart LLP has solely represented the NeoMedia in connection with this Agreement and the transactions contemplated hereby and no other person.

          11.15. TIME IS OF THE ESSENCE. It is understood and agreed among the parties hereto that time is of the essence in this Agreement and this applies to all terms and conditions contained herein.

          11.16. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.



               [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                           NEOMEDIA TECHNOLOGIES, INC.

                                           By: /s/ Charles T. Jensen
                                               -------------------------
                                           Name:   Charles T. Jensen
                                                   ---------------------
                                           Title: President, COO & Acting CEO
                                                  ---------------------------


                                           SECURE SOURCE TECHNOLOGIES, INC.

                                           By: /s/ Jon Greene
                                               -------------------------
                                           Name:   Jon Greene
                                               -------------------------
                                           Title: President
                                                  ---------------------------

                                           SHAREHOLDERS:


                                           Name: /s/ Jon Greene
                                               -------------------------
                                                 Jon Greene


                                           Name: /s/ Mark Bielski
                                               -------------------------
                                                 Mark Bielski

                                   SCHEDULE A
                              MERGER CONSIDERATION

                       LIST OF SECURE SOURCE SHAREHOLDERS


     NAME                          ADDRESS                   NEOMEDIA SHARES


                                   Schedule 1

                                    EXHIBIT B
                                    ---------
                                 PLAN OF MERGER
                                 --------------


      The  following  Plan of Merger is  submitted in  compliance  with Title 8,
Section 251 of the Delaware General Corporation Law:


     1. SURVIVING CORPORATION. The name of the surviving corporation is Neomedia Technologies, Inc., a Delaware corporation (the "Surviving Corporation").

     2. MERGING CORPORATION. The name of the merging corporation is Secure Source Technologies, Inc., a Delaware corporation (the "Merging Corporation").

     3. TERMS AND CONDITIONS OF MERGER. The terms and conditions of the merger are as set forth in that certain Merger Agreement dated October 3, 2003, by and among the Surviving Corporation, the Merging Corporation and the Shareholders identified therein, a true and correct copy of which is attached hereto as Exhibit A (the "Merger Agreement").

     4. CONVERSION OF SHARES. The manner and basis of converting the shares of the Merging Corporation into shares, or other securities of the Surviving Corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of the Merging Corporation into rights to acquire shares, obligations, or other securities of the Surviving Corporation or, in whole or in part, into cash or other property are as set forth in the Merger Agreement.

     5. EFFECTIVE DATE. The merger shall become effective (the "Effective Date") upon filing of the Certificate of Merger with the Secretary of State of Delaware.

     6. EFFECT OF MERGER. Upon the Effective Date of the merger, the Merging Corporation shall be merged with and into the Surviving Corporation such that from the Effective Date, the separate existence of the Merging Corporation shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware.


                         [SIGNATURES ON FOLLOWING PAGE]

NEOMEDIA TECHNOLOGIES, INC.,
a Delaware corporation

BY:  /s/ Charles T. Jensen
     ------------------------
       Charles T. Jensen, President, COO & Acting CEO
DATE:  10/3/03

SECURE SOURCE TECHNOLOGIES, INC.
a Delaware corporation

BY :  /s/ Jonathon D. Greene
      -----------------------
      Jonathon D. Greene
DATE: 10/3/03

                                    EXHIBIT C
                                    ---------

                              CERTIFICATE OF MERGER
          OF SECURE SOURCE TECHNOLOGIES, INC., A DELAWARE CORPORATION,
                                 WITH AND INTO
               NEOMEDIA TECHNOLOGIES, INC., A DELAWARE CORPORATION

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporations have executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation, and the name of the corporation being merged with and into this surviving corporation is SECURE SOURCE TECHNOLOGIES, INC., a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8,
Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. No amendments shall be effected by the merger.

FIFTH: The merger is to become effective on the date of filing of this Certificate of Merger with the Secretary of State of Delaware.

SIXTH: The Agreement of Merger is on file at 2201 Second Street, Suite 402, Fort Myers, FL 33901, the office of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving and merging corporations have caused this Certificate of Merger to be signed by an authorized officer, this 8th day of October, A.D., 2003.


NEOMEDIA TECHNOLOGIES, INC.

BY:    /s/ Charles T. Jensen
       --------------------------
NAME:  Charles J. Jenser
ITS:   President, COO, Acting CEO



SECURE SOURCE TECHNOLOGIES, INC.

BY :   /s/ Jon Greene
       --------------------------
NAME:  Jon Greene
ITS :  President

                                  SCHEDULE 2.11
                                  -------------
                       ALLOCATION OF MERGER CONSIDERATION
                       ----------------------------------


                                 SCHEDULE 3.2(A)
                                 ---------------
     OUTSTANDING SECURITIES CONVERTIBLE INTO CAPITAL STOCK OF SECURE SOURCE
     ----------------------------------------------------------------------

                                      NONE
                                      ----


                                  SCHEDULE 3.8
                                  ------------
                       ABSENCE OF MATERIAL ADVERSE CHANGES
                       -----------------------------------

                               NO ADVERSE CHANGES
                               ------------------


                                  SCHEDULE 3.13
                                  -------------
                             LEASE OF REAL PROPERTY
                             ----------------------

                                      NONE
                                      ----


                                  SCHEDULE 3.14
                                  -------------
                                  CONTINGENCIES
                                  -------------

                                      NONE
                                      ----


                                  SCHEDULE 3.17
                                  -------------
                                    INSURANCE
                                    ---------

                                 NOT APPLICABLE
                                 --------------


                                  SCHEDULE 3.18
                                  -------------
                          EMPLOYMENT AND LABOR MATTERS
                          ----------------------------

                                 NOT APPLICABLE
                                 --------------


                                  SCHEDULE 3.19
                                  -------------
                     EMPLOYEE BENEFIT MATTERS - NO EMPLOYEES
                     ---------------------------------------

                                 NOT APPLICABLE
                                 --------------

                                  SCHEDULE 3.21
                                  -------------
                              ENVIRONMENTAL MATTERS
                              ---------------------

                                 NOT APPLICABLE
                                 --------------


                                  SCHEDULE 3.28
                                  -------------
                        DIVIDENDS AND OTHER DISTRIBUTIONS
                        ---------------------------------

                                      NONE
                                      ----


                                  SCHEDULE 3.24
                                  -------------
               AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES
               ------------------------------------------------

                                      NONE
                                      ----


                                  SCHEDULE 3.25
                                  -------------
                               BUSINESS PRACTICES
                               ------------------

          THERE HAVE BEEN NO PAYMENTS TO ANY GOVERNMENTAL OFFICIALS
          ---------------------------------------------------------


                                  SCHEDULE 3.28
                                  -------------
                        DIVIDENDS AND OTHER DISTRIBUTIONS
                        ---------------------------------

                                      NONE
                                      ----